SECOND AMENDMENT

         THIS SECOND AMENDMENT (this "Second Amendment") dated as of October 31, 2000 is to the Credit Agreement (the "Credit Agreement") dated as of March 8, 1999 among INDIANA GAS COMPANY, INC. (the "Company"), certain lenders (the "Banks"), ABN AMRO BANK N.V., as Syndication Agent, NATIONAL CITY BANK OF INDIANA, as Documentation Agent, and BANK ONE, INDIANA, N.A., as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

         WHEREAS, the parties hereto have entered into the Credit Agreement which provides for the Banks to make Loans to the Company from time to time; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth below;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

         SECTION 1 AMENDMENTS. Effective on (and subject to the occurrence of) the Second Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:

         1.1 Article I shall be amended by inserting the following definitions in the appropriate alphabetical order:

                  "Designating Lender" - see Section 12.6.

                  "SPV" - see Section 12.6.

         1.2 The definition of the term "Commitment" shall be amended by deleting the phrase "opposite its signature below" therein and substituting the phrase "in Schedule 2" therefor.

         1.3 The definition of the term "Facility Termination Date" shall be amended by deleting the date "March 6, 2001" therein and substituting the date "October 30, 2001" therefor.

         1.4 The definition of the term "Parent" shall be amended by deleting the name "Indiana Energy, Inc." therein and substituting the name "Vectren Utility Holdings, Inc." therefor.

         1.5 The following Section 12.6 shall be added to the Credit Agreement in the appropriate numeric sequence:

                  12.6. Designation. (i) Notwithstanding anything to the contrary contained herein, any Lender (a 'Designating Lender') may grant to one or more special purpose funding vehicles (each an 'SPV'), identified as such in writing from time to time by the Designating Lender to the Administrative Agent, the option to provide to the
         Borrowers all or any part of any Loan that such Designating Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (a) nothing herein shall constitute a commitment by any SPV to make any Loan, (b) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Lender shall be obligated to make such Loan pursuant to the terms hereof, and (c) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Loan were made by such Designating Lender.

                  (ii) As to any Loan or portion thereof made by it, each SPV shall have all the rights that a Lender making such Loan or portion thereof would have had under this Agreement; provided, however, that each SPV shall have granted to its Designating Lender an irrevocable power of attorney to deliver and receive all communication and notices under this Agreement and any other Loan Documents and to exercise on such SPV's behalf all of such SPV's voting rights under this Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note as agent for such SPV to the extent of each Loan or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV.

                  (iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof.

                  (iv) In addition, notwithstanding anything to the contrary contained in this Section 12.6 or otherwise in this Agreement, any SPV may (a) at any time and without paying any processing fee therefor, assign or participate all or a portion of is interest in any Loan to the Designating Lender or to any financial institution providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (b) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section
         12.6 may not be amended without the written consent of each Designating Lender affected thereby.

         1.6 The signature pages shall be amended by deleting the following: (i) the term "Commitments"; (ii) the amount "$35,000,000" opposite the signatures of BANK ONE, INDIANA, N.A. and ABN AMRO BANK N.V.; (iii) the amount "$30,000,000" opposite the signature of NATIONAL CITY BANK OF INDIANA; and (iv) "$100,000,000 TOTAL".

         1.7 The  column  entitled  "Level II Status"  set forth on the  Pricing
Schedule  shall  be  amended  by  deleting  the  figure   "0.20%"   therein  and
substituting the figure "0.25%" therefor.

         1.8 The Commitments of the Lenders on the Second Amendment Effective Date shall be as set forth on Schedule 2 hereto, and such Schedule 2 is added to the Credit Agreement as Schedule 2 thereto.

         SECTION 2 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Banks that (a) each warranty set forth in Article V of the Credit Agreement is true and correct as if made on the date hereof, (b) the execution and delivery by the Company of this Second Amendment and the New Notes (as defined below) and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement") and the New Notes (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Company or any indenture, loan agreement or other material contract, order or decree which is binding upon the Company, and (c) this Second Amendment, the Amended Credit Agreement and the New Notes are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor's rights or by general principles of equity limiting the availability of equitable remedies.

         SECTION 3 EFFECTIVENESS. The amendments set forth in Section 1 shall become effective, as of the day and year first above written, on the date (the "Second Amendment Effective Date") that the Administrative Agent shall have received (i) counterparts of this Second Amendment executed by the parties hereto, (ii) a new note for each Bank which has requested a note pursuant to
Section 2.13 (iv) of the Credit Agreement, in each case in the amount of the Commitment of such Bank after giving effect hereto (any such note, a "New Note"), (iii) certified copies of resolutions of the Board of Directors of the Company authorizing or ratifying the execution and delivery by the Company of this Second Amendment and the New Notes and the performance by the company of its obligations under the Amended Credit Agreement and the New Notes, (iv) a certificate of the Secretary or an Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign this Second Amendment and the New Notes, together with a sample of the true signature of each such officer, (v) an opinion of Barnes & Thornburg, counsel to the Company, satisfactory to the Administrative Agent and the Banks and (vi) all fees which are then due and payable pursuant to the fee letter dated September 27, 2000.

         SECTION 4  MISCELLANEOUS.

         4.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Second Amendment Effective Date, all references in the Credit Agreement, each other Loan Document and any similar document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement.

         4.2 Counterparts. This Second Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Second Amendment.

         4.3 Governing Law. This Second Amendment shall be a contract made under and governed by the laws of the State of Indiana applicable to contracts made and to be performed entirely within such State.

         4.4 Successors and Assigns. This Second Amendment shall be binding upon the Company and the Banks and their respective successors and assigns, and shall inure to the benefit of the Company and the Banks and the successors and assigns of the Banks.

         4.5 Expenses. The Company agrees to pay the reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Second Amendment.

         4.6 Waiver. The Required Lenders hereby waive any Default arising under
Section 7.11 of the Credit Agreement due to the merger between Indiana Energy, Inc. and SIGCORP, Inc. on March 31, 2000.

         IN WITNESS WHEREOF, the Company and the Banks have executed this Second Amendment as of the date first above written.

                                    INDIANA GAS COMPANY, INC.



                                    By: /s/ Timothy L. Burke
                                       -----------------------------------------

                                    Title: Vice President & Treasurer
                                          --------------------------------------

                                    BANK ONE, INDIANA, N.A., individually
                                    and as Administrative Agent



                                    By: /s/ Randall K. Stephens
                                       -----------------------------------------

                                    Title: Managing Director
                                          --------------------------------------

                                    ABN AMRO BANK N.V.



                                    By: /s/ David B. Bryant
                                       -----------------------------------------

                                    Title: Senior Vice President
                                           & Managing Director
                                          --------------------------------------



                                          /s/ Gregory Babaya
                                          Assistant Vice President

                                    NATIONAL CITY BANK OF INDIANA



                                    By: /s/ William E. Kennedy
                                       -----------------------------------------

                                    Title: V.P.
                                          --------------------------------------

                                    THE BANK OF NEW YORK



                                    By: /s/ John Watt
                                       -----------------------------------------

                                    Title: Vice President
                                          --------------------------------------

                                    KEYBANK NATIONAL ASSOCIATION



                                    By: /s/ Sherrie I. Manson
                                       -----------------------------------------

                                    Title: Vice President
                                          --------------------------------------

                                   SCHEDULE 2


Lender                                                        Commitment
------                                                        ----------

ABN AMRO BANK N.V.                                            $35,000,000

BANK ONE, INDIANA, N.A.                                       $35,000,000

NATIONAL CITY BANK OF INDIANA                                 $35,000,000

KEYBANK NATIONAL ASSOCIATION                                  $25,000,000

THE BANK OF NEW YORK                                          $25,000,000
                                                             ------------

TOTAL                                                        $155,000,000